UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2014

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 11, 2014, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company of 2,166,501 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share at an offering price of $2.765 per share (the “Share Offering”), for gross proceeds of approximately $6.0 million before deducting placement agent fees and expenses. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 19, 2011 (File No. 333-173098) (the “Registration Statement”).

In a concurrent private placement (the “Private Placement Transaction” and, together with the Share Offering, the “Offerings”), we are selling to purchasers of shares of our common stock in the Share Offering a warrant (collectively, the “Warrants”) to purchase one share of our common stock for each Share purchased in the Share Offering (the Warrants covering, in the aggregate, 2,166,501 shares of Common Stock).

       Each Warrant will be exercisable on the date of its issuance at an exercise price of $2.64 per share. The Warrants will be exercisable for five years from the date of issuance, but not thereafter. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants will be exercisable on a “cashless” basis in certain circumstances. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a Rule 13e-3 transaction under the Securities Exchange Act of 1934, as amended, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black-Scholes option pricing model.

The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(c) promulgated thereunder. Accordingly, purchasers may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We will be required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Warrants to provide for the resale of the shares of common stock issuable upon the exercise of the Warrants and will be obligated to use our best efforts to keep such registration statement effective during the term of the Warrants, and our commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which the shares of common stock issuable upon the exercise of the Warrants may be sold without registration or (ii) the date on which all of the shares of common stock issuable upon the exercise of the Warrants have been sold under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect.

The closing of the Offerings is expected to take place on or about February 18, 2014, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offerings will be approximately $5.5 million. The net proceeds received by the Company from the Offerings will be used for working capital and general corporate purposes, which may include funding commercial activities related to our product portfolio and the Mission Pharmacal products including in connection with our agreements with Mission and Alamo.

Pursuant to the terms of the Purchase Agreement, the Company has agreed that during the 90-day period following execution of the Purchase Agreement, the Company will not issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents, subject to certain exceptions including issuances pursuant to the Company’s equity compensation plan; securities issuable pursuant to the Purchase Agreement or pursuant to exercises, exchanges or conversions of the Company’s outstanding securities and issuances pursuant to acquisitions or strategic transactions. In addition, pursuant to the Purchase Agreement, the purchasers in the Offerings have the right, until October 15, 2014, to participate in subsequent financings by the Company in an amount up to 50% of the financing in the aggregate for all prospectuses, subject to certain exceptions as specified in the Purchase Agreement.

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Warrant is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

In connection with the Offerings, on February 11, 2014, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offerings.

The Placement Agent did not purchase or sell any Securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of Securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Securities being offered in the Offerings. The Placement Agent will be paid a cash fee equal to seven percent of the purchase price of the Securities sold in the Offerings and will also receive an expense reimbursement payment equal to up to one percent of the purchase price of the Securities sold in the Offerings. A copy of the Placement Agent Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The foregoing summaries of the Offerings, the Purchase Agreement, the Placement Agent Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K. In addition to the Purchase Agreement and the Placement Agent Agreement, Exhibits 5.1 and 23.1 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell these Securities or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such state or jurisdiction.

On February 12, 2014, the Company issued a press release announcing the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement, dated February 11, 2014, between DARA BioSciences, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Warrant.

5.1	Opinion of Lowenstein Sandler LLP.

10.1	Form of Securities Purchase Agreement, dated February 11, 2014, between DARA BioSciences, Inc. and certain investors.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release of DARA BioSciences, Inc. dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: February 12, 2014	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer